UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2012

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

8510 Colonnade Center Drive, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 25, 2012, Salix Pharmaceuticals, Ltd. (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration (FDA) extended its review of the Company’s Supplemental New Drug Application (sNDA) for RELISTOR® for the proposed treatment of opioid-induced constipation (OIC) in adult patients with chronic, non-cancer pain until July 27, 2012. A copy of this press release is attached as Exhibit 99.1.

On April 30, 2012, the Company issued a press release announcing that the FDA extended the Prescription Drug User Fee Act (PDUFA) goal date for the Agency’s Priority Review of the New Drug Application (NDA) for Crofelemer 125 mg tablets for the proposed indication for the control and symptomatic relief of diarrhea in patients with human immunodeficiency virus/acquired immune deficiency syndrome on anti-retroviral therapy until September 5, 2012. A copy of this press release is attached as Exhibit 99.2.

On May 1, 2012, the Company issued a press release announcing that the Company will present at three investment conferences during May 2012. A copy of this press release is attached as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated April 25, 2012.

99.2	Press release dated April 30, 2012.

99.3	Press release dated May 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.
Date: May 1, 2012
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer